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                                                                    EXHIBIT 5.1

                                     May 7, 1996



Alliance Gaming Corporation
4380 Boulder Highway
Las Vegas, Nevada 89121

    RE:  ALLIANCE GAMING CORPORATION
         REGISTRATION STATEMENT ON FORM S-4
         ----------------------------------

Dear Ladies and Gentlemen:

         We refer to the Registration Statement (the "Registration Statement") of Alliance Gaming Corporation, a Nevada corporation ("Alliance"), on Form S-4, about to be filed by Alliance with the Securities and Exchange Commission in order to register under the Securities Act of 1933, as amended (the "Act"), (i) $85,000,000 aggregate principal amount of 7 1/2% Convertible Subordinated Debentures due 2003 of Alliance (the "New Debentures") to be issued under an Indenture to be entered into between Alliance and The Bank of New York, as Trustee (the "Indenture"), (ii) certain shares of Common Stock of Alliance, $0.10 par value (the "Common Stock") and 10% Non-Voting Junior Convertible Pay-in-Kind Special Stock, Series E, $0.10 par value, of Alliance (the
"Series E Special Stock") issuable in connection with Alliance's offer to exchange (the "Exchange Offer") the New Debentures for up to $85,000,000 aggregate principal amount of its currently outstanding 7 1/2% Convertible Subordinated Debentures due 2003, as described in Alliance's prospectus, included as Part I of the Registration Statement.

         In rendering the opinions hereinafter expressed, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true reproductions of originals, of all such records, agreements and other instruments, certificates of public officials,


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certificates of officers and representatives of Alliance, and such other documents as we have deemed necessary, as a basis for the opinions expressed below.

         Without limiting the generality of the foregoing, in our examination, we have assumed without independent verification, that (i) each of the parties thereto has duly and validly executed and delivered each instrument, document, and agreement to which such party is a signatory, and such party's obligations set forth therein are its legal, valid, and binding obligations, enforceable in accordance with their respective terms, (ii) each natural person executing any such instrument, document, or agreement is legally competent to do so, (iii) that all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the original document, (iv) all corporate records made available to us by Alliance and all public records reviewed are accurate and complete, and (v) prior to the registration of the Common Stock and the Series E Special Stock under the Act,
(a) the conditions to the Exchange Offer set forth in the Registration Statement shall have been fulfilled, including the obtaining of all required stockholder and gaming approvals, and (b) the Certificates of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Special Stock and Qualifications, Limitations and Restrictions of the Series E Special Stock will be approved by the Board of Directors and filed with the Nevada Secretary of State in accordance with Nevada Revised Statutes Sections 78.195 and 78.1955.
As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certificates of officers of Alliance and other appropriate persons.

         Based upon the foregoing, and having regard to legal considerations we deem relevant, we are of the opinion that (i) when the shares of Common Stock have been registered under the Act and issued upon conversion of the New Debentures or Series E Special Stock, as the case may be, in accordance with the terms of the Indenture, the shares of Common Stock will be legally issued, fully paid and nonassessable, and (ii) when the shares of Series E Special Stock have been registered under the Act and issued upon conversion of the New Debentures in accordance with the terms of the Indenture, the shares of Series E Special Stock will be legally issued, fully paid and nonassessable.

         We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the laws of the State of Nevada and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any

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responsibility as to the applicability to or the effect on any of the matters covered herein of, any laws other than the laws of the State of Nevada. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, and federal law, including any federal securities law, or any State securities or blue sky laws.

         We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement.

                                       Yours very truly,

                                       SCHRECK, JONES, BERNHARD,
                                        WOLOSON & GODFREY